Exhibit 99.1
Revance Reports First Quarter 2023 Financial Results, Provides Corporate Update

–Q1 total revenue of $49.3 million, a YoY increase of 95.3%.
–Q1 RHA® Collection revenue of $30.3 million, a YOY increase of 45.3%.
–Q1 DAXXIFY® revenue of $15.4 million, driven by PrevU and March launch.
–FDA approves Ajinomoto Biopharma Services, Revance’s contract manufacturer for DAXXIFY®.
–Fosun Pharma’s BLA submission for DaxibotulinumtoxinA for Injection for glabellar lines accepted for review by China’s National Medical Products Administration (NMPA).
–Conference call and webcast today at 4:30 p.m. ET.

NASHVILLE, Tenn., May 9, 2023 - Revance Therapeutics, Inc. (RVNC, www.revance.com), today reported financial results for the first quarter ended March 31, 2023 and provided a corporate update.

Financial Highlights

•Total revenue for the first quarter ended March 31, 2023 was $49.3 million compared to $25.3 million for the same period last year, representing an increase of 95.3% primarily due to the growth of the RHA® Collection of dermal fillers and revenue from DAXXIFY®. Revenue for the first quarter included $30.3 million of RHA® Collection revenue, $15.4 million of DAXXIFY® revenue, $3.6 million of service revenue and $0.1 million of collaboration revenue.

•Selling, general and administrative (SG&A) expenses for the first quarter ended March 31, 2023 were $66.0 million compared to $45.1 million for the same period in 2022, presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The increase was primarily due to higher sales and marketing expenses related to DAXXIFY® and the RHA® Collection. Excluding depreciation, amortization and stock-based compensation, non-GAAP SG&A expenses were $53.6 million for the first quarter ended March 31, 2023, compared to $35.8 million for the same period in 2022.

•Research and development (R&D) expenses for the first quarter ended March 31, 2023 were $23.2 million compared to $30.7 million for the same period in 2022. The decrease was primarily due to lower clinical trial and regulatory activity. Excluding depreciation, amortization and stock-based compensation, non-GAAP R&D expenses were $17.9 million for the first quarter ended March 31, 2023, compared to $24.1 million for the same period in 2022.

•Total operating expenses for the first quarter ended March 31, 2023 were $107.4 million compared to $87.5 million for the same period in 2022. Excluding costs of revenue, depreciation, amortization and stock-based compensation, non-GAAP operating expenses for the first quarter ended March 31, 2023 were $71.5 million, compared to $59.9 million for the same period in 2022.

•Net loss for the first quarter ended March 31, 2023 was $59.8 million compared to a net loss of $64.3 million for the same period in 2022.

•Cash, cash equivalents and short-term investments as of March 31, 2023 were $273.9 million.

“We are very pleased to see our momentum continue into 2023 with outstanding Q1 results driven by DAXXIFY’s market introduction and the continued growth of the RHA® Collection,” said Mark J. Foley, Chief Executive Officer. “Importantly, DAXXIFY’s launch is off to a great start, and we remain highly encouraged by the strong enthusiasm for the product’s differentiated performance profile and the positive feedback we’ve received from both injectors and consumers. Further, with our contract manufacturer, Ajinonomoto Biopharma Services, now approved by the FDA, we believe we are well positioned to support the expected demand for DAXXIFY®, in both aesthetics and therapeutics, as we continue to scale our business.”

First Quarter Highlights and Subsequent Updates
•RHA® Collection revenue increased 45.3% year-over-year to $30.3 million in the first quarter 2023.
•DAXXIFY® launch off to a great start, generating $15.4 million in revenue for the first quarter 2023. Following the conclusion of the PrevU early experience program in March, Revance initiated the market introduction of DAXXIFY® with an initial focus on its existing practice partners.
•Aesthetics sales force expansion completed. At the end of the first quarter, Revance hired ~50 additional sales representatives, bringing its total sales force to over 150 representatives.
•Accounts across Revance’s aesthetics portfolio totaled over 5,500 at the end of first quarter 2023.
•In March, the FDA approved the prior-approval supplement (PAS) for Ajinomoto Biopharma Services (Aji), Revance’s fill-finish contract manufacturer. With approval, Aji will support the commercial growth of DAXXIFY® and all inventory produced at Aji, prior to approval, has been released for commercial use.

•Gross payment volume (GPV) for the OPUL® Relational Commerce platform totaled $180.4 million for the first quarter 2023 and $690 million for the trailing-twelve months ended March 31, 2023.
•In April, Fosun Pharma’s biologics license application (BLA) submission for DaxibotulinumtoxinA for Injection for glabellar lines was accepted for review by China’s NMPA. Revance entered into a license agreement with Shanghai Fosun Pharmaceutical Industrial Development Co., Ltd. (Fosun Pharma Industrial), a wholly-owned subsidiary of Shanghai Fosun Pharmaceutical (Group) Co., Ltd., in 2018, whereby Revance granted Fosun Pharma Industrial the exclusive rights to develop and commercialize (excluding manufacturing) DaxibotulinumtoxinA for Injection in mainland China, Hong Kong and Macau.
2023 Financial Outlook
Revance expects 2023 GAAP operating expenses to be $460 million to $480 million and non-GAAP operating expenses, which exclude costs of revenue, depreciation and amortization and stock-based compensation to be $320 million to $340 million. Revance expects 2023 non-GAAP research and development expense to be $80 million to $90 million. The company’s non-GAAP operating expense guidance for 2023 primarily reflects increased investments in its aesthetics commercial infrastructure, including sales team expansion, DAXXIFY® and RHA® Collection commercial investments, and biosimilar partnership investments.
With current cash, cash equivalents and short-term investments, an additional $100 million of notes available for issuance through Athyrium Capital, and anticipated revenues and expenditures, management projects that the company’s U.S. aesthetics portfolio (DAXXIFY®, RHA® Collection, OPUL®) will be funded to cash flow breakeven.
Conference Call
Revance will host a corresponding conference call and a live webcast at 1:30 p.m. PT / 4:30 p.m. ET on May 9, 2023 to discuss its financial results and provide a corporate update. Individuals interested in listening to the conference call may do so by dialing (800) 715-9871 and reference conference ID: 7745325, or from the webcast link in the investor relations section of the company's website at: www.revance.com.
A replay of the call will be available beginning May 9, 2023, at 4.30 p.m. PT / 7.30 p.m. ET to June 9, 2023 at 4.30 p.m. PT / 7.30 p.m. ET. To access the replay, dial (800) 770-2030 for domestic callers or (609) 800-9909 for international callers and reference conference ID: 7745325. The webcast will be available in the investor relations section on the company's website for 90 days following the completion of the call.

About Revance
Revance is a biotechnology company setting the new standard in healthcare with innovative aesthetic and therapeutic offerings that elevate patient and physician experiences. Revance’s aesthetics portfolio of expertly created products and services, including DAXXIFY® (DaxibotulinumtoxinA-lanm) for injection, the RHA® Collection of dermal fillers, and OPUL®, the first-of-its-kind Relational Commerce platform for aesthetic practices, deliver a differentiated and exclusive offering for the company’s elite practice partners and their consumers. Revance has also partnered with Viatris Inc. to develop a biosimilar to onabotulinumtoxinA for injection, which will compete in the existing short-acting neuromodulator marketplace. Revance’s therapeutics pipeline is currently focused on muscle movement disorders including evaluating DAXXIFY® in two debilitating conditions, cervical dystonia and upper limb spasticity.
Revance is headquartered in Nashville, Tennessee, with additional office locations in Newark, Pleasanton and Irvine, California. Learn more at www.Revance.com, www.RevanceAesthetics.com, www.DAXXIFY.com, or connect with us on LinkedIn (https://www.linkedin.com/company/revance/mycompany/verification/).

“Revance” and the Revance logo, DAXXIFY®, and OPUL® are registered trademarks of Revance Therapeutics, Inc.
Resilient Hyaluronic Acid® and RHA® are trademarks of TEOXANE SA.

Forward-Looking Statements
Any statements in this press release that are not statements of historical fact, including statements related to our 2023 financial outlook, milestone expectations, future expenses, future revenue, expected cash runway; our ability to draw on our debt and expected cash flow breakeven; our ability to successfully commercialize DAXXIFY® and to continue to successfully commercialize the RHA® Collection of dermal fillers; the timing and planned onboarding of our sales force; our entry into the therapeutics market; the growth potential of our products, services and our business; the potential to set a new standard of care; consumer preferences and behavior; the potential benefits of our products and services, including DAXXIFY®, the RHA® Collection of dermal fillers and OPUL®; the extent to which our products and services are considered innovative and differentiated; our ability to support expected demand; the commercialization of DAXXIFY® through our Fosun partnership; development of a biosimilar to onabotulinumtoxinA for injection with our partner, Viatris; and our business strategy, timeline and other goals, plans and prospects, including our commercialization plans; constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties relate, but are not limited to: our ability to obtain funding for our operations; the timing of capital expenditures; the accuracy of our estimates regarding expenses, future revenues, capital requirements, our financial performance and the economics of DAXXIFY®, the RHA® Collection of dermal fillers and OPUL®; the risk of future goodwill impairment charges; our ability to comply with our debt obligations and draw on our debt; the impact of macroeconomic factors on our manufacturing operations, supply chain, end user demand for our products and services, the aesthetics market, commercialization efforts, business operations, regulatory meetings, inspections and approvals, clinical trials and other aspects of our business and on the market; our ability to maintain approval of our products; our ability and the ability of our partners to manufacture supplies for DAXXIFY® and our drug product candidates; our ability to acquire supplies of the RHA® Collection of dermal fillers; the uncertain clinical development process; our ability to obtain, and the timing relating to, regulatory submissions and approvals with respect to our drug product candidates and third-party manufacturers; the risk that clinical trials may not have an effective design or generate positive results or that positive results would assure regulatory approval or commercial success; the applicability of clinical study results to actual outcomes; the rate and degree of economic benefit, safety, efficacy, commercial acceptance, market, competition and/or size and growth potential of DAXXIFY®, the RHA® Collection of dermal fillers, and our drug product candidates, if approved; our ability to successfully commercialize DAXXIFY® and to continue to successfully commercialize the RHA® Collection of dermal fillers and OPUL®; the timing and cost of commercialization activities; the proper training and administration of our products by physicians and medical staff; our ability to expand sales and marketing capabilities; the status of commercial collaborations; changes in and failures to comply with laws and regulations; our ability to effectively manage our expanded operations in connection with the acquisition of Hint, Inc; the rate and degree of commercial acceptance, market, competition and growth potential of OPUL®; the profitability of and our ability to scale OPUL®, the features and functionalities and benefits to practices and patients of OPUL®; interruptions or performance problems associated with OPUL®; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; the cost and our ability to defend ourselves in product liability, intellectual property, class action or other lawsuits; the volatility of our stock price; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled "Risks Factors" on our Form 10-K filed with the SEC on February 28, 2023, and including, without limitation, our Form 10-Q for the quarter ended March 31, 2023, expected to be filed with the SEC on May 9, 2023. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures
Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include non-GAAP selling, general and administrative expenses, which excludes depreciation, amortization and stock-based compensation; non-GAAP R&D expense, which excludes depreciation, amortization and non-cash stock-based compensation; and total non-GAAP operating expense, which excludes costs of revenue, depreciation, amortization and stock-based compensation. Revance excludes costs of revenue, depreciation, amortization and stock-based compensation because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

Certain non-GAAP measures included in this release were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items include costs of revenue, depreciation, amortization, and stock-based compensation. The unavailable information could have a significant impact on the company’s GAAP financial results.

Investors
Revance Therapeutics, Inc.:
Jessica Serra, 510-279-6886
Jessica.serra@revance.com
or
Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

Media
Revance Therapeutics, Inc.:
Sara Fahy, 949-887-4476
sfahy@revance.com

Source: Revance Therapeutics, Inc.

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	March 31,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$136,678	$108,965
Restricted cash, current	275	—
Short-term investments	137,271	231,742
Accounts receivable, net	15,373	11,339
Inventories	27,775	18,325
Prepaid expenses and other current assets	5,652	4,356
Total current assets	323,024	374,727
Property and equipment, net	13,953	13,799
Goodwill	77,175	77,175
Intangible assets, net	31,223	35,344
Operating lease right-of-use assets	37,899	39,223
Finance lease right-of-use asset	27,810	6,393
Restricted cash, non-current	7,145	6,052
Finance lease prepaid expense	27,500	27,500
Other non-current assets	2,072	1,687
TOTAL ASSETS	$547,801	$581,900
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$12,996	$4,546
Accruals and other current liabilities	35,865	59,357
Deferred revenue, current	6,036	6,867
Finance lease liability, current	18,611	669
Operating lease liabilities, current	4,477	4,243
Total current liabilities	77,985	75,682
Debt, non-current	379,859	379,374
Deferred revenue, non-current	81,024	78,577
Operating lease liabilities, non-current	32,771	34,182
Other non-current liabilities	2,835	1,485
TOTAL LIABILITIES	574,474	569,300
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, par value $0.001 per share — 190,000,000 shares authorized as of March 31, 2023 and December 31, 2022, respectively; 84,017,208 and 82,385,810 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	84	82
Additional paid-in capital	1,787,535	1,767,266
Accumulated other comprehensive loss	(125)	(374)
Accumulated deficit	(1,814,167)	(1,754,374)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(26,673)	12,600
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$547,801	$581,900

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Product revenue	$45,658	$20,837
Service revenue	3,557	856
Collaboration revenue	116	3,568
Total revenue	49,331	25,261
Operating expenses:
Cost of product revenue (exclusive of depreciation and amortization)	12,487	7,328
Cost of service revenue (exclusive of amortization)	3,684	565
Selling, general and administrative	66,011	45,075
Research and development	23,177	30,729
Depreciation and amortization	2,004	3,785
Total operating expenses	107,363	87,482
Loss from operations	(58,032)	(62,221)
Interest income	2,970	76
Interest expense	(4,497)	(1,931)
Other expense, net	(234)	(266)
Net loss	(59,793)	(64,342)
Unrealized gain (loss)	249	(41)
Comprehensive loss	$(59,544)	$(64,383)
Basic and diluted net loss	$(59,793)	$(64,342)
Basic and diluted net loss per share	$(0.74)	$(0.94)
Basic and diluted weighted-average number of shares used in computing net loss per share	81,134,111	68,333,117

REVANCE THERAPEUTICS, INC.

Product Revenue Breakdown (Unaudited)

	Three Months Ended
(in thousands)	March 31, 2023	March 31, 2022
Product:
RHA® Collection of dermal fillers	$30,280	$20,837
DAXXIFY®	15,378	—
Total product revenue	$45,658	$20,837

Reconciliation of GAAP SG&A Expense to Non-GAAP SG&A Expense (Unaudited)

	Three Months Ended
(in thousands)	March 31, 2023	March 31, 2022
SG&A expense:
GAAP SG&A expense	$66,011	$45,075
Adjustments:
Stock-based compensation	(10,265)	(8,164)
Depreciation and amortization	(2,142)	(1,134)
Non-GAAP SG&A expense	$53,604	$35,777

Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense (Unaudited)

	Three Months Ended
(in thousands)	March 31, 2023	March 31, 2022
R&D expense:
GAAP R&D expense	$23,177	$30,729
Adjustments:
Stock-based compensation	(2,817)	(6,199)
Depreciation and amortization	(2,473)	(457)
Non-GAAP R&D expense	$17,887	$24,073

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

	Three Months Ended
(in thousands)	March 31, 2023	March 31, 2022
Operating expenses:
GAAP operating expenses	$107,363	$87,482
Adjustments:
Costs of revenue (exclusive of depreciation and amortization)	(16,171)	(7,893)
Stock-based compensation	(13,082)	(14,363)
Depreciation and amortization	(6,619)	(5,376)
Non-GAAP operating expenses	$71,491	$59,850